UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2016

American Realty Capital — Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55198	27-3279039
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Determination of Estimated Per-Share Value

Overview

The board of directors (the “Board”) of American Realty Capital — Retail Centers of America, Inc. (the “Company”) previously adopted valuation guidelines used in connection with determining the estimated net asset value per share of the Company’s common stock. The valuation guidelines provide that American Realty Capital Retail Advisor, LLC (the “Advisor”) calculates the estimated per-share net asset value (“Estimated Per-Share NAV”) taking into consideration the appraisals of the Company’s real estate assets (each asset individually, a “Real Estate Asset” and collectively with related land parcels, the “Real Estate Assets”) performed by an independent valuation firm in accordance with the valuation guidelines established by the Board. The Advisor reviews valuations established by the independent valuation firm for consistency with the valuation guidelines and the reasonableness of the independent valuation firm’s conclusions. The Board oversees the Advisor’s Estimated Per-Share NAV calculation and reviews and approves the valuation. The Board relies on the Advisor’s valuation; however the Board may, in its discretion and as appropriate, consider other factors.

On March 7, 2016, the independent directors of the Board, which comprise a majority of the Board, unanimously approved an Estimated Per-Share NAV equal to $9.00 based on an estimated fair value of the Company’s assets less the estimated fair value of the Company’s liabilities, divided by 96,866,354 shares of common stock outstanding on a fully diluted basis as of December 31, 2015. There have been no material changes between December 31, 2015 and the date of this filing that management of the Company believes would impact the overall Estimated Per-Share NAV.

This is the first time that the Board has determined an Estimated Per-Share NAV. It is currently anticipated that the Company will publish an updated Estimated Per-Share NAV on at least an annual basis.

Process

Consistent with the Company’s valuation guidelines, the Advisor engaged Duff & Phelps, LLC (“Duff & Phelps”), an independent third-party real estate advisory firm, to perform appraisals of the Company’s Real Estate Assets and provide a valuation range of each Real Estate Asset, as well as other tangible assets with a defined and quantifiable future value. In addition, Duff & Phelps was engaged to provide valuations of the Company’s debt and remaining liabilities.

Duff & Phelps has extensive experience estimating the fair value of commercial real estate. The method used by Duff & Phelps to appraise the Real Estate Assets in the report furnished to the Advisor by Duff & Phelps (the “Duff & Phelps Real Estate Appraisal Report”) complies with the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013. Duff & Phelps’s scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Other than its engagement as described herein, Duff & Phelps does not have any direct interests in any transaction with the Company.

Potential conflicts of interest between Duff & Phelps, on one hand, and the Company or the Advisor, on the other hand, may arise (1) as a result of the impact of the findings of Duff & Phelps in relation to the Company’s assets, or the assets of real estate investment programs sponsored by affiliates of the Advisor, on the value of ownership interests owned by, or incentive compensation payable to, directors, officers or affiliates of the Company and the Advisor, or (2) as a result of Duff & Phelps performing valuation services for other programs sponsored by affiliates of the parent of the Company’s sponsor.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusion, Duff & Phelps, among other things:

•	completed valuations on a desktop basis;

•	researched applicable markets to measure current market conditions, supply and demand factors, growth patterns and their effect on applicable Real Estate Assets;

•	reviewed financial and operating information requested from, or provided by, the Company, including property level cash flow projections and market leasing assumptions for each Real Estate Asset;

•	reviewed all other assets and liabilities of the Company, including mortgage debt, to determine the reasonableness of fair value of such items; and

•	performed such other analyses and studies, and considered factors, as Duff & Phelps considered appropriate.

Duff & Phelps performed a full valuation of the Real Estate Assets utilizing two approaches, outlined under “Net Asset Value Methodology” below, that are commonly used in the commercial real estate industry.

Net Asset Value Methodology

The Net Asset Value Methodology determines the net asset value by estimating the market value of the Company comprised of (i) the sum of (A) the estimated value of the Real Estate Assets and (B) the estimated value of the other assets, minus (ii) the sum of (C) estimated value of debt and other liabilities and (D) the estimate of the aggregate incentive fees, participations and limited partnership interests held by or allocable to the Advisor, management of the Company or any of their respective affiliates based on the aggregate net asset value of the Company based on Estimated Per-Share NAV and payable in a hypothetical liquidation of the Company as of December 31, 2015, divided by (iii) the number of common shares outstanding on a fully-diluted basis as of December 31, 2015, which was 96,866,354.

Income Capitalization Approach

Duff & Phelps estimated the “as is” market value of each Real Estate Asset as of December 31, 2015 using an income capitalization approach and applied a range of “market supported” terminal capitalization rates and discount rates to projected net operating income (“NOI”) or cash flow, as applicable. An income capitalization approach, specifically the discounted cash flow method, simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its projection period. NOI developed in Duff & Phelps’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This NOI was then discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis. Thus, two key steps were involved: (1) estimating the NOI applicable to each Real Estate Asset and (2) choosing appropriate terminal capitalization rates and discount rates.

Sales Comparison Approach

A sales comparison approach was used to value the excess land parcels associated with Real Estate Assets based on what other purchasers and sellers in the applicable market had agreed to as a price for comparable land parcels. This approach is based on the principle of substitution, which states that the limits of prices, rents and rates tend to be set by the prevailing prices, rents and rates of equally desirable substitutes.

The following table, prepared by the Advisor, summarizes the individual components of the Estimated Per-Share NAV approved by the Board:

Per Share
Real Estate Assets (1)	$13.21
Other Assets (2)	$0.60
Fair Value of Debt (3)	$(4.53)
Other Liabilities (4)	$(0.28)
Estimated Per-Share NAV	$9.00

(1)	The key assumptions that were used by Duff & Phelps in its models to estimate the value of each Real Estate Asset is set forth in the following table. The concluded value of the Real Estate Assets reflects an overall increase of 7.1% over the sum of (a) the original purchase price for those assets of $1.2 billion, plus (b) post-acquisition capital expenditures for those assets of $9.2 million.

	Range	Weighted Average
Terminal Capitalization Rate	6.25% - 9.00%	7.37%
Discount Rate	7.00% - 9.75%	8.09%

(2)	Includes the following line items from the Company’s audited financial statements for the year ended December 31, 2015: (i) cash and cash equivalents; (ii) restricted cash; and (iii) prepaid expenses and other assets. The Advisor believes that cost estimates fair value.

(3)	The value of the Company’s mortgage notes payable was estimated using a discounted cash flow analysis. The discounted cash flow analysis were based on projected cash flows over the remaining loan terms and utilized estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. The fair value of the Company’s remaining debt instruments was estimated using discounted cash flow models and assumes market derived interest rates. The Advisor believes that this assumption reflects the terms currently available to borrowers seeking borrowing terms similar to the Company’s and with a credit profile similar to the Company’s credit profile. Duff & Phelps has reviewed and agreed with the fair value estimates for the debt instruments in order to calculate the Estimated Per-Share NAV.

(4)	Includes the following line items from the Company’s audited financial statements for the year ended December 31, 2015: (i) derivatives, at fair value; (ii) accounts payable and accrued expenses; (iii) deferred rent and other liabilities; and (iv) distributions payable. The Advisor believes that cost estimates fair value where applicable.

Sensitivity Analysis

The Advisor noted that applying the low, midpoint and high range of discount rates determined by Duff & Phelps resulted in an Estimated Per-Share NAV range equal to $8.76 - $9.23 per share on a fully diluted basis. The midpoint in that range was $9.00.

The discount rates have a significant impact on the estimated value. The following chart presents the impact on Estimated Per-Share NAV resulting from variations in the discount rates for those Real Estate Assets valued with the income capitalization approach, within the range of values determined by Duff & Phelps.

	Range of Value
	Low	Midpoint	High
Share Price	$8.76	$9.00	$9.23
Discount Rate(1)	7.84%	8.09%	8.34%

1)	This analysis shows the effect of varying the weighted average discount rate used in the income capitalization approach. For purposes of this sensitivity analysis, the weighted average terminal capitalization rate which applies to Real Estate Assets valued using the income capitalization approach, is assumed to be 7.37%.

Limitations of the Asset Appraisals

The Company believes that the method used to establish the Estimated Per-Share NAV is the methodology most commonly used by non-listed REITs to establish an estimated per-share net asset value. The Company also believes that the assumptions described herein to estimate the value of the Real Estate Assets are within the ranges used by market participants buying and selling similar properties. The estimated values of the Real Estate Assets may not, however, represent current market value or book value. Real properties are currently carried at their amortized cost basis in the Company’s financial statements. The estimated value of the Real Estate Assets reflected above does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the Estimated Per-Share NAV does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s loans and other costs that may be incurred, including any costs of sale of its assets.

As with any methodology used to estimate value, the methodologies employed to value the Real Estate Assets by Duff & Phelps, and the recommendations made by the Advisor, were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, rental and operating expense data, capitalization or discount rates, and projections of future rent and expenses. Further, different parties using different assumptions and estimates could derive a different Estimated Per-Share NAV, which could be significantly different from this Estimated Per-Share NAV.

The Estimated Per-Share NAV does not reflect “enterprise value” which may include an adjustment for:

•	the large number of Real Estate Assets, given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that the Company’s shares could trade at a premium or a discount to the Estimated Per-Share NAV if the shares were listed on a national securities exchange.

Limitations of the Estimated Per-Share NAV

The Estimated Per-Share NAV does not represent the: (i) the price at which the Company’s shares of common stock would trade at on a national securities exchange, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares of common stock or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Accordingly, with respect to the Estimated Per-Share NAV, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at Estimated Per-Share NAV;

•	a stockholder would ultimately realize distributions per share equal to Estimated Per-Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than Estimated Per-Share NAV if the shares were listed on a national securities exchange; or

•	the methodology used to establish the Estimated Per-Share NAV would be acceptable to the Financial Industry Regulatory Authority for use on customer account statements, or that the Estimated Per-Share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

Conclusion

Based on the Advisor’s review of the Duff & Phelps Real Estate Appraisal Report, and on the Advisor’s own analysis, estimates and calculations (as described above), the Advisor recommended to the Board an Estimated Per-Share NAV as of December 31, 2015 of $9.00.

The Estimated Per-Share NAV was unanimously adopted by the independent directors of the Board, which comprise a majority of the Board, on March 7, 2016. The Board is ultimately and solely responsible for the determination of the Estimated Per-Share NAV. Estimated Per-Share NAV was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as changes and developments in the real estate and capital markets, including changes in interest rates. Nevertheless, stockholders should not rely on the Estimated Per-Share NAV in making a decision to buy or sell shares of the Company’s common stock. Prior to the adoption of Estimated Per-Share NAV, the average price paid to the Company for outstanding shares of the Company’s common stock was $9.93 per share, reflecting issuances under the DRIP as well as any volume discounts for shares purchased in the Company’s initial public offering.

In connection with the Advisor’s determination of Estimated Per-Share NAV, the Advisor concluded that in a hypothetical liquidation at such Estimated Per-Share NAV, it would not be entitled to any incentive fees or performance-based restricted partnership units of the Company’s operating partnership designated as "Class B Units". The Advisor determined the Estimated Per-Share NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Distribution Reinvestment Plan and Share Repurchase Program

As set forth in the Company’s distribution reinvestment plan (the “DRIP”), beginning with such time as the Company determines the Estimated Per-Share NAV, the purchase price under the DRIP will be based on the Estimated Per-Share NAV as determined by the Board from time to time.

Accordingly, under the DRIP, beginning with reinvestments made on April 1, 2016, distributions may be reinvested in shares of common stock at a price equal to the Estimated Per-Share NAV.

As set forth in the Company’s amended and restated share repurchase program (the “SRP”), beginning with such time as the Company determines the Estimated Per-Share NAV, the price per share for shares of common stock repurchased by the Company pursuant to the SRP will be based on the Estimated Per-Share NAV and the length of time investors have held such shares, as described in more detail below.

Accordingly, under the SRP, the repurchase price per share for requests other than for death or disability will now be as follows:

•	after one year from the purchase date — 92.5% of the Estimated Per-Share NAV;

•	after two years from the purchase date — 95.0% of the Estimated Per-Share NAV;

•	after three years from the purchase date — 97.5% of the Estimated Per-Share NAV; and

•	after four years from the purchase date — 100.0% of the Estimated Per-Share NAV.

In the case of requests for death or disability, the repurchase price per share will be equal to the Estimated Per-Share NAV at the time of repurchase.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are the Company’s and its management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward-looking statements under Federal Securities laws. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward-looking statements, and the Company may not release revisions to these forward-looking statements to reflect changes after the Company has made these statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the Securities and Exchange Commission including, but not limited to, the Company’s Annual Reports on Form 10-K, the Company’s Quarterly Report on Form 10-Q, as well as the Company’s Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA, INC.

Date: March 11, 2016	By:	/s/ Edward M. Weil
Edward M. Weil Chief Executive Officer and President